EXHIBIT 4.2

EXECUTION VERSION

STOCKHOLDERS’ AGREEMENT

DATED AS OF DECEMBER 31, 2009

BETWEEN

AC HOLDCO INC.

AND

THE PARTIES HERETO

TABLE OF CONTENTS

Page
ARTICLE I
DEFINITIONS

SECTION 1.01. Certain Defined Terms	2

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 2.01. Due Organization and Authority	8
SECTION 2.02. No Conflict	8
SECTION 2.03. Governmental Consents and Approvals	9

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE STOCKHOLDERS

SECTION 3.01. Organization and Authority	9
SECTION 3.02. No Conflict	10
SECTION 3.03. Governmental Consents and Approvals	10

ARTICLE IV
GOVERNANCE

SECTION 4.01. Agreement to Vote	10
SECTION 4.02. Size of Board	11
SECTION 4.03. Composition of Board	11
SECTION 4.04. Nomination and Election of Directors	12
SECTION 4.05. Removal of Directors; Vacancies	12

ARTICLE V
TRANSFER OF SHARES

SECTION 5.01. Transfers	13
SECTION 5.02. Tag-Along Rights	16
SECTION 5.03. Drag-Along Rights	17

ARTICLE VI
PREEMPTIVE RIGHTS

SECTION 6.01. Preemptive Rights	19

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STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT, dated as of December 31, 2009, is entered into by and among AC Holdco Inc., a Delaware corporation (the “Corporation”), and each of those persons and entities, severally and not jointly, who are signatories hereto (each of such parties and any party who becomes a signatory hereto and owns shares of Common Stock or Preferred Stock being a “Stockholder” and together the “Stockholders”).

WHEREAS, the Corporation is the successor by merger, effected on the date of this Agreement (the “Merger”), to all of the rights and obligations AC Holdco LLC and, immediately prior to the Merger, the Stockholders were the holders of all of the limited liability company interests of AC Holdco LLC;

WHEREAS, the Corporation is authorized to issue shares of its common stock, par value $0.0001 per share (the “Common Stock”), and its preferred stock (the “Preferred Stock”), the terms of which may be set from time to time by the Board of Directors of the Corporation (the “Board”);

WHEREAS, the Corporation has issued to the parties hereto shares of its Common Stock and shares of its Preferred Stock consisting of its Class A Senior Convertible Preferred Stock, par value $0.01 per share (the “Class A Preferred Stock”), Class B Senior Convertible Preferred Stock, par value $0.01 per share (the “Class B Preferred Stock”) and Junior Convertible Preferred Stock, par value $0.01 per share (the “Junior Convertible Preferred Stock”); and

WHEREAS, the Stockholders are the holders of all of the shares of Common Stock and Preferred Stock of the Corporation issued and outstanding as of the date of this Agreement;

WHEREAS, the parties hereto desire to provide certain rights and obligations of the Stockholders and the Corporation with respect to the Stockholders’ ownership of shares of Common Stock or Preferred Stock as hereinafter provided.

NOW, THEREFORE, in consideration of the promises and the mutual representations, covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged;

THE PARTIES HEREBY AGREE AS FOLLOWS:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. (a) As used in this Agreement, the following terms shall have the following meanings:

“2006 Senior Notes Purchase Agreement” means the Purchase Agreement dated as of April 28, 2006, among the Corporation and the other parties listed on Schedule A thereto, as such agreement may be amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original Senior Noteholders party thereto or otherwise), refinanced, restructured or otherwise modified from time to time.

“2008 Senior Notes Purchase Agreement” means the Purchase Agreement dated as of January 23, 2008, among the Corporation and the other parties listed on Schedule A thereto, as such agreement may be amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original Senior Noteholders party thereto or otherwise), refinanced, restructured or otherwise modified from time to time.

“AC Acquisition I LLC” means AC Acquisition I LLC, a Delaware limited liability company.

“AC Acquisition II LLC” AC Acquisition II LLC, a Delaware limited liability company.

“Affiliate” means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Agreement” means this Stockholders’ Agreement, dated as of December 31, 2009, and all amendments made hereto in accordance with the provisions hereof.

“Business Day” means any day, other than a Saturday or Sunday, on which banks located in New York City are not required or authorized by law to remain closed.

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“Common Stock Ownership” means, with respect to any Stockholder, the number of shares of Common Stock set forth opposite such Stockholder’s name on Schedule I hereto under the heading “Common Stock Ownership”, as such Schedule may be amended by the Board from time to time to reflect (i) any repurchase of shares of Common Stock or Preferred Stock by the Corporation, (ii) any issuance of new shares of Common Stock or Preferred Stock or (iii) the Transfer of any shares of Common Stock or Preferred Stock in accordance with the provisions of this Agreement and the Corporation’s certificate of incorporation; provided that for so long as shares of Preferred Stock are outstanding, “Common Stock Ownership” shall include solely for the purpose of Sections 5.01(b)(iii), 5.02 and 6.01 those shares of Common Stock into which Preferred Stock may be converted at the time in question at the then applicable conversion price.

“Director” means a Person who is a member of the Board.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indirect Transfer” means a Transfer by way of any direct or indirect transfer, sale, conveyance, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of any beneficial ownership interest in a Stockholder.

“IPO” means the initial public offering of the Common Stock of the Corporation, or other similar interest of any successor-in-interest to the Corporation, whether such offering is a primary offering, a secondary offering or a combination of the two, pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Corporation or the Stockholders, as the case may be.

“Majority in Interest” means, at any time, stockholders holding shares of Common Stock, Senior Convertible Preferred Stock or Junior Convertible Preferred Stock representing more than 50% of the issued and outstanding shares of Common Stock held by stockholders at such time (treating for the purpose of this calculation all outstanding shares of Senior Convertible Preferred Stock and Junior Convertible Preferred Stock as if they were converted into shares of Common Stock and such shares of Common Stock were issued and outstanding).

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“Marketable Securities” means securities that are traded on a national securities exchange or interdealer quotation system in the United States or securities that are reported through an established over-the-counter trading system or otherwise traded over-the-counter in the United States.

“Material Adverse Effect” means any event, condition, change or effect that has or is reasonably likely to have a material adverse effect on the Corporation and the Corporation’s Subsidiaries, taken as a whole, or a material adverse effect on the ability of the Corporation to consummate the transactions contemplated by this Agreement

“Minimum Percentage” means shares of Common Stock and Preferred Stock that together represent at least 25% of all outstanding shares of Common Stock (treating for the purpose of this calculation all outstanding Junior Convertible Preferred Stock and Senior Convertible Preferred Stock as if they were converted into shares of Common Stock at the then applicable conversion price and such shares of Common Stock were issued and outstanding).

“Permitted Transferees” means, (i) with respect to any Stockholder that is an individual, any (A) corporation, partnership, limited liability company or other entity controlled solely by such individual solely for the benefit of such individual, his or her spouse, his or her parents, members of his or her immediate family, or his or her lineal descendants or ancestors and (B) any trust revocable solely by such individual during his lifetime or any irrevocable trust, in either case solely for the benefit of such individual, his or her spouse, his or her parents, members of his or her immediate family, his or her lineal descendants or ancestors or charity, provided such trust is controlled solely by such individual, (ii) with respect to any Stockholder that is a trust, any (A) beneficiary of such trust, (B) corporation, partnership, limited liability company or other entity controlled solely by such beneficiary or the trustee(s) of such existing Stockholder solely for the benefit of such beneficiary, his or her spouse, his or her parents, members of his or her immediate family, or his or her lineal descendants or ancestors and (C) other trust revocable solely by such beneficiary during this lifetime or any other irrevocable trust, in either case solely for the benefit of such beneficiary, his or her spouse, his or her parents, members of his or her immediate family, his or her lineal descendants or ancestors, provided that such trust is controlled solely by such beneficiary or the trustee(s) of such existing Stockholder, and (iii) with respect to any Stockholder other than an individual, any corporation, partnership, limited liability company or other entity that is either (x) a controlled Affiliate of such Stockholder , (y) a controlled Affiliate of another Affiliate of such Stockholder which also controls such Stockholder , or (z) the ultimate parent of such Stockholder .

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“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Ripplewood” means, collectively, AC Acquisition I LLC, AC Acquisition II LLC, and their Permitted Transferees

“Ripplewood Investment Group” means Ripplewood, together with any direct or indirect limited partner of either or both of AC Acquisition I LLC or AC Acquisition II LLC, or an Affiliate of such limited partner, which purchases shares of Common Stock or Preferred Stock of the Corporation.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Convertible Preferred Stock” means the Class A Preferred Stock and the Class B Preferred Stock.

“Senior Notes Purchase Agreements” means the 2006 Senior Notes Purchase Agreement and the 2008 Senior Notes Purchase Agreement.

“Senior Noteholders” means the holders of the Senior Notes.

“Senior Notes” means the notes issued under the Senior Notes Purchase Agreements.

“Subsidiary” or “Subsidiaries” of any Person means corporation, partnership, limited liability company, joint venture, association or other legal entity of which such Person (either alone or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Thorne” shall refer collectively to (i) Blumenstein/Thorne Information Partners I, L.P., (ii) Blumenstein/Thorne Information Partners II, L.P., (iii) BTIP AirCell Partners L.P., (iv) BTIP AirCell 2008 L.P., (v) BTIP II 2008 L.P., (vi) any entity managed or controlled by Blumenstein/Thorne Information Partners, L.L.C. (for the avoidance of doubt, including, without limitation, any entity with respect to which Blumenstein/Thorne Information Partners, L.L.C. is the general partner), (vii) Trust Under Will of O.L. Thorne FBO Oakleigh B. Thorne, (viii) Trust Under Will of O.L. Thorne FBO Charlotte T. Bordeaux, (ix) 9/11/84 Article Fourth Trust for the family of Bettina Wamsler dated as of November 28, 2007, (x) Irene W. Banning Trust created under the Honore T. Wamsler September 11, 1984 Trust Agreement, dated as of February 4, 2004, (xi) Caroline A. Wamsler Trust created under the Honore T. Wamsler

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September 11, 1984 Trust Agreement, dated as of February 4, 2004, (xii) Pauline W. Joerger Trust created under the Honore T. Wamsler September 11, 1984 Trust Agreement, dated as of February 4, 2004, (xiii) Bettina L. Wamsler Trust created under the Honore T. Wamsler September 11, 1984 Trust Agreement, dated as of February 4, 2004 , (xiv) The Casey Key Trust Agreement for the Family of Irene Banning, (xv) The Casey Key Trust Agreement for the Family of Caroline A. Wamsler, (xvi) The Casey Key Trust Agreement for the Family of Pauline Wamsler Joerger, (xvii) The HTW 9.11.84 Trust, (xviii) The HTW 11/29/96 Trust, (xix) Oakleigh Thorne Irrevocable GST Trust, (xx) Oakleigh Thorne, (xxi) Oakleigh B. Thorne, (xxii) Oakleigh Thorne GST Trust III, (xxiii) Millbrook Tribute Garden Inc., (xxiv) Merrill Hewson Thorne Trust, (xxv) Bertha P. Thorne 1970 Trust dated December 23, 1970 FBO Oakleigh B. Thorne, (xxvi) Trust Under Will of O.L. Thorne FBO Henry F. Thorne, (xxvii) Suzanne Wamsler Trust created under the Honore T. Wamsler September 11, 1984 Trust Agreement, (xxviii) The Casey Key Trust Agreement for the Family of Bettina Wamsler, (xxix) The Casey Key Trust Agreement for the Family of Susanne Wamsler, (xxx) Honore T. Wamsler July 16, 1984 GST FBO Susanne Wamsler, (xxxi) Honore T. Wamsler July 16, 1984 GST FBO Irene Banning, (xxxii) Honore T. Wamsler July 16, 1984 GST FBO Caroline A. Wamsler, (xxxiii) Honore T. Wamsler July 16, 1984 GST FBO Pauline W. Joerger, and (xxxiv) the Thorne Bridge Investors and, with respect to each of the foregoing, their Permitted Transferees. For purposes of clarity, it is agreed and acknowledged that all of the foregoing are Permitted Transferees of each other.

“Thorne Affiliates” shall refer collectively to (i) Thorne, (ii) Jonathan Thorne, (iii) Daniel K. Thorne, (iv) Robert Mundheim, (v) Gorter Family Partners, L.P., (vi) David F. Gorter, (vii) Mary Krey Gorter, (viii) Krey Family Partners, L.P., (ix) KAM Partners, L.P., (x) Palmer N. Murray, (xi) Daphne M. Butler, (xii) Robert Nelson Murray, (xiii) Charles J. Moore, (xiv) Anne B. Donahue, (xv) Keswick Private Fund I, L.L.C., (xvi) Keswick Private Fund III, L.L.C., (xvii) McCoy Family Partnership, (xviii) Hardwick Partners, L.P., (xix) Irene Banning, (xx) Jack Banning, (xxi) Dillon Trust (C. Douglas for Susan S.), (xxii) Mark M. Collins, Jr., (xxiii) Eliza Thorne Blue, (xxiv) Charles Blue, (xxv) OAP, LLC, (xxvi) David Wells, (xxvii) Dr. Karl Wamsler, (xxviii) AJ Growth Partners, L.P., (xxix) Richard Santulli and (xxx) Janet and Steven Mollenhauer and, with respect to each of the foregoing, their Permitted Transferees.

“Thorne Bridge Investors” shall refer collectively to (i) 2007 Restatement of the Oakleigh B. Thorne Trust dated October 12, 1995, (ii) Oakleigh L. Thorne Trust Under Agreement FBO Oakleigh B. Thorne, (iii) Oakleigh L. Thorne Trust Under Agreement FBO Charlotte T. Bordeaux, (iv) Oakleigh L. Thorne Trust Under Agreement dated 12/15/76, (v) Thorne GST Trust, (vi) Thorne AC Affiliates, LLC and any investor in Thorne AC Affiliates, LLC that is an affiliate of Oakleigh Thorne or any trust of which he is a trustee, and (vii) Thorne AC Affiliates II, LLC and any investor in Thorne AC Affiliates II, LLC that is an affiliate of Oakleigh Thorne or any trust of which he is a trustee.

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“Transfer” means any direct or indirect transfer, sale, conveyance, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, including any Indirect Transfer, of shares of Common Stock or Preferred Stock other than Transfers of the securities of a Stockholder or Affiliate of a Stockholder whose securities are listed on a nationally recognized public stock exchange or similar organization. A Transfer of Common Stock or Preferred Stock shall include any Transfer of a security that is a derivative of Common Stock or Preferred Stock.

“Transferee” means the transferee of a Transfer.

“Transferor” means the transferor of a Transfer.

(b) The following terms have the meanings set forth in the section set forth opposite such term:

Term	Section
Additional Securities	6.01(b)
Board	Recitals
Class A Preferred Stock	Recitals
Class B Preferred Stock	Recitals
Common Stock	Recitals
Confidential Information	7.04
Contract	2.02
Corporation	Preamble
Drag-Along Notice	5.03(a)
Drag-Along Sale	5.03(a)
Drag-Along Stockholders	5.03(a)
First Offer Acceptance	5.01(b)(iii)(B)
First Offer Notice	5.01(b)(iii)(A)
First Offer Offerees	5.01(b)(iii)(A)
First Offer Transferor	5.01(b)(iii)(A)
FCC	5.01(a)(iii)
Junior Convertible Preferred Stock	Recitals
Marketing Period	5.01(b)(iii)(C)
Offer	6.01(b)
Offer Date	5.01(b)(iii)(B)
Offer Price	5.01(b)(iii)(A)
Offered Shares	5.01(b)(iii)(A)
Offeree	6.01(b)
Plan Asset Regulation	7.02(a)(v)
Preferred Stock	Recitals
Receiving Party	7.04
RPII	7.02(a)

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Term	Section
Stockholder	Preamble
Tag-Along Notice	5.02(a)
Tag-Along Sale	5.02(a)
Tag-Along Seller	5.02(a)
Tagging Stockholder	5.02(b)

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Corporation represents and warrants to the Stockholders as follows:

SECTION 2.01. Due Organization and Authority. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to conduct its business as presently conducted and carry out its obligations hereunder and to perform the actions contemplated hereby. The Corporation is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary and the failure to so qualify, individually or in the aggregate, constitute a Material Adverse Effect. The Corporation has made available to the Stockholders true and complete copies of the certificate of incorporation of the Corporation, as amended to the date of this Agreement, and its bylaws.

SECTION 2.02. No Conflict. The execution and delivery by the Corporation of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation to or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Corporation or any Corporation Subsidiary under any provision of (i) the Corporation’s certificate of incorporation or bylaws or the comparable organizational documents of any Corporation Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (“Contract”) to which the Corporation or any Corporation Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) conflict with or violate any Law applicable to it or any of its assets, properties or businesses, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate constitute a Material Adverse Effect.

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SECTION 2.03. Governmental Consents and Approvals. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or permit from, any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Corporation, is required to be obtained or made by or with respect to the Corporation or any Corporation Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such items (i) that may be required solely by reason of the participation of any Purchaser (as opposed to any third party) in such transactions, (ii) that failure of the Corporation to obtain or make, individually or in the aggregate, constitutes a Corporation Material Adverse Effect or (iii) any consents required by the Federal Communications Commission as a result of any transactions arising out of Section 5.03.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE STOCKHOLDERS

Each Stockholder severally, but not jointly, represents and warrants to the Corporation and each other Stockholder as follows:

SECTION 3.01. Organization and Authority. If the Stockholder is a corporation, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its business as presently conducted. Such Stockholder is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary.

(a) If the Stockholder is a limited partnership or limited liability company, such Stockholder is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has full power and authority to conduct its business as presently conducted. Such Stockholder is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary.

(b) If the Stockholder is an individual, such Stockholder has the requisite legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.

(c) Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the other transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. Such Stockholder has duly executed and delivered this Agreement, which (assuming the due authorization, execution and delivery by the Corporation) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

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SECTION 3.02. No Conflict. The execution, delivery and performance of this Agreement by such Stockholder do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Stockholder under, any provision of (i) such Stockholder’s charter and bylaws (or comparable organizational documents), (ii) any Contract to which such Stockholder is a party or by which any of its properties or assets is bound or (iii) and other conflict with or violate any Law applicable to it or any of its assets, projects or businesses other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of such Stockholder to consummate the transactions contemplated by this Agreement.

SECTION 3.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by such party do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority, other than such items (i) that may be required to be made solely by the Company or (ii) that failure of such Stockholder to obtain or make, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the ability of such Stockholder to consummate the transactions contemplated by this Agreement.

ARTICLE IV

GOVERNANCE

SECTION 4.01. Agreement to Vote. (a) Each Stockholder agrees to vote all of its shares of Common Stock and Preferred Stock, and each Stockholder and the Corporation agrees to take all necessary measures, in order to carry out the agreements set forth in this Article IV, including, but not limited to, amending the Corporation’s constituent documents to be consistent with the terms of this Agreement, and to prevent any action by the Corporation’s Stockholders that is inconsistent with such agreements, until the termination of this Agreement in accordance with its terms.

(b) At every meeting of the Stockholders, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Stockholders, each Stockholder agrees to vote all of its shares of Common Stock and Preferred Stock in accordance with the recommendation of the Board.

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(c) Each Stockholder hereby irrevocably grants to, and appoints, the Board and each of its individual directors, such Stockholder’s proxies and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote all of such Stockholder’s Common Stock and Preferred Stock in accordance with Sections 4.01(a) and 4.01(b) until the this Agreement is terminated in accordance with its terms.

SECTION 4.02. Size of Board. Initially, the Board shall consist of eight directors. The number of directors may be changed only by vote of the Board in accordance with Section 3.02 of the Corporation’s bylaws.

SECTION 4.03. Composition of Board. All members of the Board shall be designated and may be removed at any time and from time to time as follows:

(a) so long as the Ripplewood Investment Group holds (directly or indirectly) the Minimum Percentage, Ripplewood shall be entitled to designate four Directors (one of whom shall be Mr. Ronald T. LeMay or, if he is unable or unwilling to serve in such capacity, another person reasonably acceptable to Thorne);

(b) so long as Thorne Affiliates hold (directly or indirectly) the Minimum Percentage, Thorne shall be entitled to designate three Directors;

(c) for so long as PAC3, LLC, Medallion Aircell, LLC or Mr. Charles Townsend (or any of his Permitted Transferees) together, have not transferred their shares of Class A Preferred Stock or shares of Common Stock issued upon the earlier of (i) the conversion of any shares of Class A Preferred Stock or (ii) an IPO, except to each other, PAC3, LLC and Medallion Aircell, LLC together shall be entitled to designate one Director, which Director shall be reasonably satisfactory to Ripplewood and Thorne; and

(d) As of the date of this Agreement, the Directors designated by Ripplewood are Mr. Ronald T. LeMay, Mr. Lawrence Lavine, Mr. Christopher Minnetian and Mr. Donald Wagner, and by Thorne are Mr. Oakleigh Thorne, Mr. Jack W. Blumenstein and Mr. Robert L. Crandall. The initial Director designated pursuant to clause (c) above is Mr. Charles Townsend.

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SECTION 4.04. Nomination and Election of Directors. If not already serving on the Corporation’s existing Board, the Stockholders shall act to elect such nominees as Directors as soon as practicable by written consent or at a stockholders’ meeting to be held hereafter. Hereafter, the Stockholders shall make the nominations to which they are entitled hereunder not later than 30 days prior to each annual meeting of the Corporation’s stockholders, and the Board shall be elected at such meeting or by unanimous written consent in accordance with the bylaws of the Corporation and this Agreement.

SECTION 4.05. Removal of Directors; Vacancies. (a) A Stockholder or group of Stockholders may at any time remove any Director designated or nominated by such Stockholder or group of Stockholders pursuant to Section 4.03, with or without cause, and the Corporation and the Stockholder shall, at the request of such Stockholder or group of Stockholders, take such action as may be necessary to remove such Director. In the event that at any time after the effectiveness of this Agreement the number of Directors designated by a Stockholder or group of Stockholders differs from the number that such Stockholder has the right to designate, (i) if the number of such Directors exceeds the appropriate number (as determined pursuant to Section 4.03), the Stockholder or group of Stockholders shall promptly take all appropriate action to cause to resign that number of Directors as is required to make the remaining number of Directors designated by such Stockholder conform to the provisions of this Agreement or (ii) if the number of such Directors is less than the appropriate number, the Board and the other Stockholders shall take all necessary action to create and fill sufficient vacancies on the Board to permit the Stockholder to designate the full number of Directors which it is entitled to designate pursuant to the provisions of this Agreement.

(b) In the event a vacancy occurs on the Board as a result of the retirement, removal, resignation or death of a Director designated or nominated pursuant to Section 4.03, such vacancy shall be filled by a person nominated by the Stockholder or group of Stockholders, the retirement, removal, resignation or death of whose designee or nominee created the vacancy, and to the extent required under Section 4.03, such person shall be reasonably satisfactory to Ripplewood and Thorne. The Stockholders agree to vote their respective shares of Common Stock for the election of any person so nominated to fill a vacancy on the Board. Until such person is nominated (and, to the extent applicable, deemed satisfactory by Ripplewood and Thorne), such vacancy shall not be filled. Any Director elected pursuant to this Section 4.05 shall serve until the next annual election of Directors.

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ARTICLE V

TRANSFER OF SHARES

SECTION 5.01. Transfers. (a) Generally. (i) A Stockholder may not Transfer, and shall not permit a Transfer of, any shares of Common Stock or Preferred Stock (or any beneficial interest therein) unless (A) such Transfer is in accordance with the bylaws of the Corporation and this Article V, (B) except as otherwise permitted by the Board, the Transferor gives the Corporation not less than fifteen (15) Business Days’ prior written notice of such Transfer (unless greater prior notice to the Corporation is required by this Agreement, in which case the Transferor shall give such greater notice), (C) such Transfer is made pursuant to a valid exemption from the registration requirements of the Securities Act and, if requested by the Corporation, the Transferor provides the Corporation with an opinion of counsel to such effect reasonably acceptable to the Corporation, and (D) except for an Indirect Transfer, the Transferee executes and delivers to the Corporation a counterpart of the signature page of this Agreement (or other appropriate assumption agreement) and any other agreements, documents or instruments as the Corporation may reasonably require. Any Transfer made in violation of this Section 5.01(a) shall be null and void.

(ii) Upon compliance with the requirements of Section 5.01(a), each Transferee of shares of Common Stock or Preferred Stock shall have all of the economic and transfer rights, and shall be subject to the restrictions and obligations, of its Transferor hereunder and under the Corporation’s certificate of incorporation and bylaws, as applicable. If a Transferor has Transferred all its shares of Common Stock or Preferred Stock in the Corporation pursuant to this Article V, immediately following such admission, such Transferor shall cease to be a Stockholder.

(iii) Notwithstanding any provision to the contrary in this Agreement, a Stockholder may Transfer shares of Common Stock or Preferred Stock only upon prior approval of the Federal Communications Commission (the “FCC”), if such approval is required in order to comply with applicable regulations promulgated by the FCC; provided, however, that the Corporation shall use reasonable efforts to obtain such approval, if required, as expeditiously as reasonably practicable.

(b) Transfers by Stockholders. (i) Subject to Section 5.01(a), (A) each Stockholder shall have the right to Transfer at any time all or any portion of its shares of Common Stock or Preferred Stock (including any beneficial interest therein) to any Permitted Transferee of such Stockholder without the prior consent of any person (other than to the extent required by Section 5.01(a)), (B) any beneficial owner of (w) AC Partners LLLP, (x) Ripplewood, (y) Thorne or (z) any other Stockholder that is a Permitted Transferee of any such Stockholder shall have the right to make an Indirect Transfer of a beneficial ownership interest in such Stockholder at any time without the prior consent of any person (other than to the extent required by Section 5.01(a)); provided, that the aggregate of all such Indirect Transfers of beneficial ownership interests pursuant to this Section 5.01(b)(i)(B) in (1) AC Partners LLLP and any other

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Stockholder that is a Permitted Transferee thereof, (2) Ripplewood and any other Stockholder that is a Permitted Transferee thereof and (3) Thorne and any other Stockholder that is a Permitted Transferee thereof, in each case, shall not constitute in the aggregate Transfers of more than a beneficial ownership in 3% of the outstanding shares of Common Stock or Preferred Stock of the Corporation (treating for the purpose of this calculation all outstanding shares of Preferred Stock as if they were converted into shares of Common Stock at the then applicable conversion price and such shares of Common Stock were issued and outstanding) and (C) each Stockholder shall have the right to Transfer at any time all or any portion of its shares of Common Stock or Preferred Stock (including any beneficial interest therein) with the written consent of the Board.

(ii) Prior to (A) an IPO, in the case of Senior Convertible Preferred Stock and any shares of Common Stock or Preferred Stock issued after the date of this Agreement, (B) January 23, 2012, in the case of shares of Common Stock or Preferred Stock acquired in exchange for securities originally issued by AC Holdco LLC pursuant to the 2008 Senior Notes Purchase Agreement or otherwise acquired from January 23, 2008 through December 4, 2008, or (C) April 27, 2010, in the case of shares of Common Stock or Preferred Stock acquired in exchange for securities originally issued by AC Holdco LLC pursuant to the 2006 Senior Notes Purchase Agreement or otherwise acquired prior to January 23, 2008, no Stockholder shall have the right to Transfer any of its shares of Common Stock or Preferred Stock (including any beneficial interest therein) to any person except (1) pursuant to Section 5.01(b)(i), Section 5.01(b)(iii), Section 5.02 or Section 5.03, or pursuant to Section 9.04(a) of the 2006 Senior Notes Purchase Agreement, (2) to another Stockholder subject to Section 5.01(b)(iv) or (3) with the prior written consent of the Board. On and after the applicable date set forth in the previous sentence, each Stockholder shall have the right to Transfer at any time all or any of such shares of Common Stock or Preferred Stock (including any beneficial interest therein), subject to Section 5.01(b)(iii). Any such Transfer of shares of Common Stock or Preferred Stock shall be subject to Section 5.01(a).

(iii) (A) If any Stockholder (each such Stockholder, a “First Offer Transferor”) desires to Transfer any or all of its shares of Common Stock or Preferred Stock (other than a Transfer pursuant to Section 5.01(b)(i), Section 5.01(b)(iv), Section 5.02 or Section 5.03), the First Offer Transferor shall give each Stockholder (other than, if applicable, itself) (the “First Offer Offerees”), written notice (the “First Offer Notice”) of its intention to so Transfer indicating the number of shares of Common Stock or Preferred Stock to be offered for Transfer (the “Offered Shares”), and the price in cash at which the First Offer Transferor proposes to Transfer the Offered Shares (the “Offer Price”). Delivery of a First Offer Notice shall constitute an offer by the First Offer Transferor, irrevocable through and including the Offer Date (as defined below), to Transfer to the First Offer Offerees, subject to the terms of this Section, all (but not less than all) of the Offered Shares at the Offer Price.

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(B) During the 30 days following the receipt of such First Offer Notice (such 30th day, for the purposes of this Section, the “Offer Date”), each of the First Offer Offerees shall have the right to exercise the right to purchase, at the Offer Price in cash, all but not less than all the Offered Shares by delivery of a reply notice (a “First Offer Acceptance”) to the First Offer Transferor setting forth (x) its irrevocable election to purchase from the First Offer Transferor all of the Offered Shares, (y) closing arrangements and (z) a closing date not less than 30 nor more than 60 days following the Offer Date (unless a longer period of time is necessary to comply with the requirements of the HSR Act), or to obtain any other consent required to effect such purchase and sale, in which case such longer period). The First Offer Acceptance shall constitute a binding commitment of the First Offer Offeree to purchase, and a binding commitment of the First Offer Transferor to Transfer, all of the Offered Shares at the Offer Price. The First Offer Transferor shall transfer to the First Offer Offeree the Offered Shares, free and clear of all liens and shall deliver to the First Offer Offeree such other documents and instruments of transfer as the First Offer Offeree reasonably may request. If more than one First Offer Offeree delivers a First Offer Acceptance, such First Offer Offerees shall purchase a pro rata portion (based on their relative Common Stock Ownership) of the Offered Shares.

(C) In the event there has not been a timely election by one or more of the First Offer Offerees to purchase all of the Offered Shares in accordance with this Section 5.01(b)(iii), then for a period of 90 days immediately following the Offer Date (unless a longer period of time is necessary to comply with the requirements of the HSR Act or to obtain any other consent required to effect such purchase and sale, in which case such longer period) (the “Marketing Period”), the First Offer Transferor may Transfer, subject to the terms and provisions of this Agreement, the Offered Shares at a price not less than the Offer Price and on the same terms and conditions as provided in the First Offer Notice to the First Offer Offerees. If such Transfer is not made within the Marketing Period or is to be made at a price that is less than the Offer Price or not on the same terms and conditions as provided in the First Offer Notice to the First Offer Offeree, (x) no Transfer of shares of Common Stock or Preferred Stock shall be made unless and until a further application of the procedure set forth in this Section 5.01(b)(iii) shall have been made with respect to any such prospective Transfer of shares of Common Stock or Preferred Stock and (y) the First Offer Transferor may not offer to Transfer any of its shares of Common Stock or Preferred Stock to any person (including any First Offer Offeree pursuant to this Section) until the date that is six months after the last day of the Marketing Period.

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(D) If an Indirect Transfer of shares of Common Stock or Preferred Stock is subject to this Section 5.01(b)(iii), (x) the Stockholder holding such shares of Common Stock or Preferred Stock shall be the First Offer Transferor hereunder and (y) a percentage of such Stockholder’s shares of Common Stock or Preferred Stock, as applicable, equal to the beneficial ownership percentage of such Stockholder which is the subject of such Indirect Transfer (as reasonably determined by the Board in good faith) shall constitute the Offered Shares hereunder.

(iv) Subject to Section 5.01(a), an Indirect Transfer of a beneficial ownership interest in a Stockholder by one beneficial owner of such Stockholder to another beneficial owner of such Stockholder shall not require the prior consent of any person (other than to the extent required by Section 5.01(a) and the proviso set forth in Section 5.01(b)(i)(B)) and shall not be subject to Section 5.01(b)(iii) or Section 5.02.

SECTION 5.02. Tag-Along Rights. (a) If at any time during the term of this Agreement any Stockholder proposes to Transfer shares of Common Stock or Preferred Stock to any person (other than (A) any of their Permitted Transferees, (B) pursuant to Section 5.01(b)(iv) or (C) pursuant to Section 4 of Exhibit A, Section 5 of Exhibit B or Section 5 of Exhibit C of the certificate of incorporation of the Corporation) and such Transfer shall otherwise be permitted in accordance with Section 5.01 (each a “Tag-Along Sale” and the person proposing such transfer a “Tag-Along Seller”), then at least 20 days prior to the date proposed for such Tag-Along Sale, the Tag-Along Seller shall provide to the other Stockholders a notice (the “Tag-Along Notice”) stating the terms and conditions of such proposed Tag-Along Sale (including the amount of shares of Common Stock or Preferred Stock to be Transferred, the kind and amount of consideration to be paid for such shares of Common Stock or Preferred Stock (which consideration shall be calculated on a per-Common Shares basis assuming conversion of the Preferred Stock into shares of Common Stock at the then applicable conversion price) and the name of the proposed purchaser) and offer the other Stockholders the opportunity to participate in such Tag-Along Sale in accordance with this Section 5.02 on the same economic terms and conditions as the Tag-Along Seller (converting the Preferred Stock into shares of Common Stock at the then applicable conversion price for this purpose); provided that any indemnities to be provided by the Stockholders shall be on a several, and not joint, basis; provided further that this Section 5.02 shall not apply to any Transfer pursuant to any agreement or plan of merger or combination that is approved by the Board and that provides for equal treatment of all outstanding shares of Common Stock or Preferred Stock.

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(b) Within 10 Business Days of its receipt of the Tag-Along Notice, each Stockholder that has elected (each such electing Stockholder, a “Tagging Stockholder”) to participate in the Tag-Along Sale shall notify the Tag-Along Seller and the Corporation of its election and, subject to the next sentence, the number of shares of Preferred Stock it has elected to so transfer. Each Tagging Stockholder shall have the right to Transfer to the proposed purchaser up to its pro rata share (based on its relative Common Stock Ownership) of the shares of Common Stock or Preferred Stock being sold in the Tag-Along Sale.

(c) Any notification by a Tagging Stockholder pursuant to Section 5.02(a) shall be a final and binding commitment of such Tagging Stockholder to participate in such Tag-Along Sale; provided, however, that in the event there is a material change in the terms and conditions of the Tag-Along Sale, the Tag-Along Seller shall give written notice of such change to each Tagging Stockholder, and each Tagging Stockholder shall thereafter have the right to revoke its election to participate in the Tag-Along Sale by providing written notice to the Tag-Along Seller within two Business Days of receiving the notice of such change.

(d) Notwithstanding anything contained in this Section 5.02, there shall be no liability on the part of the Tag-Along Seller to the Tagging Stockholders if the transfer of the shares of Common Stock or Preferred Stock of the Tag-Along Seller pursuant to this Section 5.02 is not consummated for any reason. Whether to effect a transfer of shares of Common Stock or Preferred Stock, or to terminate any such transaction prior to its consummation, is in the sole and absolute discretion of such Tag-Along Seller.

SECTION 5.03. Drag-Along Rights. (a) If at any time during the term of this Agreement, the Board proposes to sell the Corporation by causing the Stockholders to Transfer all or substantially all of the shares of Common Stock or Preferred Stock to any person (other than any Stockholder or Affiliate of a Stockholder) (a “Drag-Along Sale”), then the Corporation may cause to be included in such Drag-Along Sale all of the shares of Common Stock or Preferred Stock held by each of the Stockholders (the “Drag-Along Stockholders”) and shall provide notice at least 20 days prior to the date proposed for such Drag-Along Sale (the “Drag-Along Notice”) to such Drag-Along Stockholders stating the terms and conditions of such Drag-Along Sale (including the kind and amount of consideration to be paid for such shares of Common Stock or Preferred Stock (which consideration may include cash, Marketable Securities and any other consideration that each Stockholder is not prohibited from holding pursuant to applicable Law) and the name of the proposed purchaser).

(b) Subject to Section 5.03(c), in the event the Corporation provides the Drag-Along Notice in accordance with this Section 5.03, each Drag-Along Stockholder shall (i) be obligated to Transfer to the proposed purchaser its shares of Common Stock or Preferred Stock on the terms and conditions approved by the Board and set forth in the Drag-Along Notice (provided that the aggregate purchase price for all

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shares of Common Stock or Preferred Stock shall be allocated among the Stockholders assuming the Corporation makes a liquidating distribution of such aggregate purchase price to the holders of such shares of Common Stock or Preferred Stock pursuant to Article IV of the Corporation’s certificate of incorporation, except that (A) each holder of Senior Convertible Preferred Stock shall receive an amount per share of Senior Convertible Preferred Stock equal to the greater of (1) the amount required to be distributed to such holder pursuant to Section 2(b) of Exhibit A or Section 2(b) of Exhibit B, as applicable, of the Corporation’s certificate of incorporation and (2) the amount that would be distributed to such holder had such holder converted its Senior Convertible Preferred Stock into shares of Common Stock immediately prior to such hypothetical distribution; (B) each holder of Junior Convertible Preferred Stock shall receive an amount per share of Junior Convertible Preferred Stock equal to the greater of (1) the amount required to be distributed to such holder pursuant to Section 2(b) of Exhibit C of the Corporation’s certificate of incorporation and (2) the amount that would be distributed to such holder had such holder converted its Junior Convertible Preferred Stock into shares of Common Stock immediately prior to such hypothetical distribution; (C) each holder of shares of Common Stock shall receive an amount per share of Common Stock equal to the amount such Stockholder would receive pursuant to Article IV of the Corporation’s certificate of incorporation; provided further that all shares of Common Stock or Preferred Stock shall otherwise be sold on the same economic terms and conditions); and (ii) execute and deliver such instruments of conveyance and transfer and take such other actions as the Corporation or the proposed purchaser may reasonably require in order to carry out the terms of this Section 5.03.

The instruments of conveyance and transfer for a Drag-Along Sale shall not include any non-compete provision or any representations and warranties of any Drag-Along Stockholder except such representations and warranties as are ordinarily given by a seller of securities with respect to such seller’s authority to sell, enforceability of agreements against such seller, such seller’s good title in such securities and good title in such securities to be acquired by the purchaser at the closing of such sale; provided, however, that all representations and warranties, covenants, indemnities and agreements either (i) shall be made by the Drag-Along Stockholders, severally and not jointly or (ii) any liability thereunder shall be borne by each Drag-Along Stockholder on a pro rata basis based on the relative aggregate purchase price of the shares of Common Stock or Preferred Stock being sold by it. This Section 5.03(c) shall not prohibit a portion of the consideration to be received for the shares of Common Stock or Preferred Stock being held in escrow to be applied to satisfy claims by the purchaser. Such instruments shall provide that a Drag-Along Stockholder’s liability in connection with a Drag-Along Sale shall not exceed the aggregate value of the consideration received by the Drag-Along Stockholder for its shares of Common Stock or Preferred Stock.

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ARTICLE VI

PREEMPTIVE RIGHTS

SECTION 6.01. Preemptive Rights. (a) The Corporation shall not issue shares of Common Stock, Preferred Stock or any other security of the Corporation in exchange primarily for cash consideration except in compliance with Section 6.01(b). For the avoidance of doubt, the Corporation may issue to any person Common Stock, Preferred Stock or any other security of the Corporation without application of Section 6.01(b) in exchange for assets (other than cash, Marketable Securities or other cash equivalents) to be used in the Corporation’s business or for equity securities (other than marketable securities) of another entity (notwithstanding whether or not working capital (including cash) is acquired by the Corporation as part of such transaction); provided that the foregoing is not the only circumstance in which Section 6.01(b) shall not be applicable under the first sentence of this Section 6.01(a) but is an example of such circumstance and shall provide guidance in interpreting this Section 6.01(a); provided, further, that the Corporation may issue Common Stock, Preferred Stock or any other security of the Corporation in exchange for Marketable Securities without application of Section 6.01(b) if, pursuant to such transaction or a series of related transactions, the Corporation acquires control of the issuer of such Marketable Securities.

(b) Subject to Section 6.01(a), at any time that the Board determines that the Corporation will issue additional Common Stock, Preferred Stock or any other security of the Corporation (“Additional Securities”), the Corporation shall offer (each, an “Offer”) all stockholders of the Corporation (each an “Offeree”) (and if such offer is made to any Offeree, it shall be offered to all Offerees) the opportunity to acquire up to all of such Additional Securities (except that the holders of Preferred Stock shall not be entitled to acquire any Excluded Securities (in such case, as defined in Exhibit A, Exhibit B and Exhibit C, respectively, to the Corporation’s certificate of incorporation)), providing each Offeree until 5:00 p.m., Eastern Time, on the 20th Business Day following the day on which such Offer is given to accept or decline in writing such Offer, and if accepting such Offer, to indicate the maximum number of Additional Securities the Offeree is willing to purchase. The Offer shall set forth the terms on which the Additional Securities are being offered, including the price per Additional Security, the date on which such Additional Securities will be issued and the proposed uses of the proceeds. In the event that within such twenty Business Day period Offerees provide notice of their intent to purchase more Additional Securities than the aggregate number of Additional Securities specified in the Offer, then each Offeree that desires to purchase Additional Securities shall have the right to purchase the lesser of (A) the maximum number of Additional Securities the Offeree indicated in writing a willingness to purchase, or (B) that number of Additional Securities obtained by multiplying the total number of Additional Securities identified in the Offer by a fraction, the numerator of which is the

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number of shares of Common Stock then held by such Offeree (treating for purposes of the foregoing calculation all outstanding shares of Senior Convertible Preferred Stock and shares of Junior Convertible Preferred Stock as if they were converted into shares of Common Stock at the then applicable conversion price and such shares of Common Stock were issued and outstanding) and the denominator of which is the number of shares of Common Stock then held by all Offerees electing to purchase Additional Securities (in each case, treating for purposes of the foregoing calculation all outstanding shares of Senior Convertible Preferred Stock and shares of Junior Convertible Preferred Stock as if they were converted into shares of Common Stock at the then applicable conversion price and such shares of Common Stock were issued and outstanding). Upon the expiration of such twenty Business Day period, the Corporation or the Board of Directors may, in its sole discretion, offer any third party the right to acquire any such Additional Securities not acquired by the Offerees pursuant to the Offer in respect of such Additional Securities on the same economic terms and conditions as the Offer. All such Additional Securities shall be paid for in cash on such date as is set forth in the notice of the applicable Offer.

(c) Each stockholder of the Corporation shall have the same rights to Transfer its rights with respect to an Offer to any Permitted Transferee of such stockholder of the Corporation.

ARTICLE VII

ADDITIONAL AGREEMENTS

SECTION 7.01. Further Assurances. Each of the parties hereto shall use commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereunder, including, without limitation, using reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of the competent governmental entities. Without limiting the generality of the foregoing, the parties shall, when required in order to effect the transactions contemplated hereunder, make all necessary filings, and thereafter make any other required or appropriate submissions, under the HSR Act and shall supply as promptly as practicable to the appropriate governmental entity any additional information and documentary material that may be requested pursuant to the HSR Act. Each of the parties shall cooperate with the other parties when required in order to effect the transactions contemplated hereunder. In case at any time after the date hereof, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties shall use their commercially reasonable best efforts to take all such action.

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SECTION 7.02. Access to Management. (a) For so long as Ripplewood Partners II, L.P., a Delaware limited partnership (“RPII”), directly or through one or more conduit subsidiaries, continues to hold at least 10% of all outstanding shares of Common Stock (treating for the purpose of this calculation all outstanding Preferred Stock as if it were converted into shares of Common Stock at the then applicable conversion price and such shares of Common Stock were issued and outstanding) that it beneficially owns, the Corporation shall:

(i) provide RPII or its designated representative with the right to inspect and copy (A) the books and records of the Corporation and its subsidiaries, (B) copies of all audited financial statements of the Corporation and its subsidiaries and (C) copies of all materials provided to the Board;

(ii) make appropriate officers and/or Directors of the Corporation available periodically and at such times as reasonably requested by RPII for consultation with RPII or its designated representative with respect to matters relating to the business and affairs of the Corporation and its subsidiaries, including, without limitation, significant changes in management personnel, significant changes in compensation of employees, introduction of new products or new lines of business, acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

(iii) give RPII the right to designate one Board observer who will be entitled to attend all meetings of the Board, participate in all deliberations of the Board and receive copies of all materials provided to the Board, provided that such observer shall have no voting rights with respect to any resolutions by the Board, and provided, further, that the Corporation reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons;

(iv) inform RPII or its designated representative in advance with respect to any significant actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to this Agreement, unit handling regulations or board of director regulations of the Corporation, and provide RPII or its designated representative with the right to consult with the Corporation with respect to such actions;

(v) provide RPII or its designated representative with such other rights of consultation as may reasonably be determined by RPII to be necessary to qualify its investment in the Corporation as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the “Plan Asset Regulation”); and

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(vi) agree to consider, in good faith, the recommendations of RPII or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Corporation.

(b) RPII agrees, and any representative of RPII will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Section 7.02.

(c) Notwithstanding the provisions of Section 4.03 hereof, the parties hereto agree that, for so long as Ripplewood has the right to control any seats on the Board pursuant to Article III hereof, RPII shall have the right to control one (1) such seat designated for control by Ripplewood, including the right to nominate and appoint, replace and remove the Director and all successors.

(d) In the event RPII transfers all or any portion of its direct or indirect investment in the Corporation to an affiliated entity (or to a direct or indirect wholly owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such affiliated entity shall be afforded the same rights with respect to the Corporation afforded to RPII pursuant to this Section 7.02 and shall be treated, for such purposes, as a third party beneficiary of this Section 7.02.

(e) The Stockholders expressly acknowledge that RPII is a third party beneficiary of this Section 7.02.

SECTION 7.03. Transactions Between the Corporation and the Stockholders or Their Affiliates. Any transaction between a stockholder or its Affiliate, on the one hand, and the Corporation or its subsidiaries, on the other hand, shall (a) be on terms and conditions that, taken as a whole, are on an arm’s-length basis and no less favorable to the Corporation or its subsidiaries than would be obtained in a similar transaction with an unaffiliated person, (b) require approval of the Board and (c) require the approvals set forth in Exhibit A of the Corporation’s certificate of incorporation.

SECTION 7.04. Confidentiality. Each Stockholder undertakes to take all necessary measures to keep the existence of this Agreement and the Corporation’s bylaws and their content, as well as all information disclosed to a Stockholder (or an Affiliate of a Stockholder) relating to the Corporation that is

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proprietary to the Corporation or otherwise not available to the general public, irrespective of the form of the information, including information concerning the properties, employees, finances, businesses and operations of the Corporation and all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by a receiving Stockholder or its representatives or professional advisors that contain, reflect or are based upon, in whole or in part, the information furnished to or acquired by such Stockholder (“Confidential Information”) strictly confidential and not to disclose them to third parties (for such purpose a Stockholder’s representatives and professional advisors shall be deemed not to be third parties), provided that (a) the Corporation shall be permitted to disclose the Confidential Information to any entity which the Corporation believes in good faith to be seriously considering an investment in or loan to the Corporation so long as such entity has executed a confidentiality agreement and (b) each Stockholder shall be permitted to disclose the existence of this Agreement, the Corporation’s bylaws and their contents to its current or prospective shareholders, members, partners or other constituent holders. The foregoing restrictions on disclosure shall not apply to information that (u) can be demonstrated to have already been known to the receiving party (the “Receiving Party”), without restriction as to confidentiality or use, prior to disclosure of same by the Corporation; (v) is received from a third party without restriction as to confidentiality or use, by a third party lawfully entitled to possession of such information and who does not violate any contractual, legal or fiduciary obligation, direct or indirect, to keep such information confidential; (w) was in or becomes part of the public domain through no fault of the Receiving Party; (x) the Receiving Party is legally compelled to disclose; (y) is disclosed as required to enforce this Agreement or (z) to any prospective Transferee, provided that (i) the prospective Transfer must be permitted under this Agreement, (ii) the prospective Transferee enters into a written confidentiality agreement with the Corporation reasonably satisfactory to the Corporation and (iii) the Corporation approves the prospective Transferee which enters into such confidentiality agreement, which approval shall not be unreasonably withheld (the creditworthiness and/or business reputation of such prospective Transferee being a reasonable basis for the Corporation to refuse its approval) (or alternatively, the Corporation need not so approve such prospective Transferee if such Stockholder agrees in writing to be responsible for any breach of the confidentiality agreement referenced in clause (ii) by such prospective Transferee). In the event that the Receiving Party becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process or otherwise) to disclose any of the information, the Receiving Party shall provide the Corporation with prompt prior written notice of such disclosure requirement (which shall include a copy of any applicable subpoena or order) so that the Corporation may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 7.04. In the event that such protective order or other remedy is not obtained, or that the Corporation waives compliance with the provisions hereof, the Receiving Party agrees to furnish only that portion of the information which the Receiving Party is advised by written opinion of counsel is legally required and to exercise best efforts to obtain assurance that

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confidential treatment will be accorded such information. Each party further agrees not to make any public announcement or press release relating to this Agreement or the transactions contemplated thereby without the prior written consent of the Corporation and without an agreement of the Corporation on the content of such disclosure. For avoidance of doubt, each Stockholder may disclose information to its shareholders, members, partners or other constituent holders reasonably related to such Stockholder’s investment in the Corporation or otherwise related to such constituent holders’ beneficial interests in the Corporation, provided that with respect to the disclosure of materials that have been marked as “confidential” by the Corporation, such Stockholder obtains from such shareholder, member, partner or other constituent holder of such Stockholder its unconditioned written agreement (of which the Corporation shall expressly be a third party beneficiary) that it will comply with this Section 7.04 as if it were a Stockholder.

SECTION 7.05. Distributions. Any amount distributed to the Corporation by AC Management LLC in the Corporation’s capacity as a member thereof, shall be apportioned among the holders of shares of Common Stock.

SECTION 7.06. Information Rights. (a) For so long as any shares of Senior Preferred Stock or Junior Preferred Stock remain outstanding, each holder of such shares of Senior Preferred Stock or Junior Preferred Stock shall have the right to inspect books and records of the Company upon request, and the Company shall furnish to such holder a copy of the Company’s audited annual financial statements (which shall be audited by a nationally recognized accounting firm) and unaudited quarterly financial statements. In addition, for so long as any shares of Senior Preferred Stock or Junior Preferred Stock remain outstanding, the Company shall provide each holder of at least $5 million aggregate initial stated capital (or the equivalent thereof) of such Senior Preferred Stock or Junior Preferred Stock with (i) copies of the Company’s monthly financial reports (in the form customarily prepared by management), and (ii) copies of management presentations provided to the Company’s Board at regularly scheduled meetings thereof.

(b) Each holder of Senior Preferred Stock or Junior Preferred Stock hereby agrees that any information provided to such holder pursuant to subsection (a) above is confidential information subject to the provisions of Section 7.04.

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ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Termination. This Agreement shall terminate only:

(a) by virtue of a written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder;

(b) upon the expiration of (i) all rights created hereunder and (ii) all statutes of limitations applicable to the enforcement of claims hereunder; or

(c) upon the closing of any IPO;

provided that no termination of this Agreement pursuant to paragraph (a), (b) or (c) above shall affect the right of any party to recover damages or collect indemnification for any breach of the representations, warranties or covenants herein that occurred prior to such termination.

SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 8.02:

(a)	if to the Corporation:

AC Holdco Inc.

1250 North Arlington Heights Rd.

Suite 500

Itasca, IL 60143

Attention: General Counsel

Facsimile: (630) 647-1766

with a copy to:

Shearman & Sterling LLP

599 Lexington Ave.

New York, NY 10022

Attention: Stephen Besen, Esq. (facsimile: (646) 848-8902)

  Robert Evans III, Esq. (facsimile: (646) 848-8830)

(b) if to a Stockholder, then to the address or fax number set forth opposite such Stockholder’s name on Schedule II hereto.

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SECTION 8.03. Public Announcements. Except as required by Law or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

SECTION 8.04. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

SECTION 8.05. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

SECTION 8.06. Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to “Articles”, “Sections” and paragraphs shall refer to corresponding provisions of this Agreement.

SECTION 8.07. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 8.08. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 7.08.

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SECTION 8.09. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 8.10. Governing Law; Submission to Jurisdiction. This agreement and all actions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to conflict of laws principles). Any and all suits, legal actions or proceedings arising out of this agreement shall be brought in the superior court or the Court of Chancery of the State of Delaware, the United States District Court for the District of Delaware, the Supreme Court of the State of New York or the United States District Court for the Southern District of New York and each member hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal actions or proceedings. In any such suit, legal action or proceeding, each member waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to it at its address set forth in the books and records of the company. To the fullest extent permitted by law, each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, legal action or proceeding in any such court and hereby further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 8.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 8.12. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

27

SECTION 8.13. Amendments and Waivers; Assignment. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Corporation on the one hand, and by Stockholders holding a Majority in Interest, on the other hand, or, in the case of a waiver, by the party or parties against whom the waiver is to be effective, provided, however, that this Agreement shall be deemed amended from time to time to reflect the admission of a new Stockholder, the withdrawal or resignation of a Stockholder and the adjustment of the shares of Common Stock or Preferred Stock resulting from any Transfer of shares of Common Stock or Preferred Stock that is made in accordance with the provisions hereof. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in the Corporation’s certificate of incorporation and bylaws in the manner now or hereafter prescribed by Law and in accordance with the Corporation’s certificate of incorporation and bylaws. Notwithstanding the foregoing in this Section 8.13, with respect to this Agreement, the Corporation’s certificate of incorporation and bylaws, (i) any modification or amendment thereto (A) resulting in a loss of any Stockholder’s limited liability status or adversely modifying a Stockholder’s liability to a third party purchaser under Section 5.03, (B) adversely modifying a Stockholder’s voting rights, (C) modifying any provision relating to required consent thresholds of Stockholders, (D) otherwise adversely affecting the rights, privileges, preferences or obligations of a Stockholder under the Corporation’s certificate of incorporation or the bylaws in respect of a class of Common Stock or Preferred Stock in a manner not affecting the other Stockholders in respect of the same class of Common Stock or Preferred Stock, (E) modifying the preemptive rights of the Stockholders of the Corporation set forth in Section 6.01 or the restrictions on transfer or right of first offer set forth in Article V, or (F) modifying or amending this Section 8.13, shall require the written consent of each Stockholder adversely affected thereby (other than to grant additional consent rights to other Stockholders of the Corporation ) shall require the written consent of such Stockholder of the Corporation. Subject to any mandatory provisions of the General Corporation Law or applicable Law to the contrary, any amendment or modification so adopted shall be binding upon the Corporation and all the Stockholders of the Corporation except as otherwise provided in this Section 8.13. Notwithstanding anything in this Section 8.13 to the contrary, this Agreement may not be amended without the consent of the holders of the Class A Senior Convertible Preferred Stock to the extent provided in Exhibit A to the Corporation’s certificate of incorporation.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) This Agreement shall not be assigned without the express written consent of all the parties hereto (which consent may be granted or withheld in the sole discretion of any party), except in connection with any Sale of shares of Common Stock permitted under Article V.

28

SECTION 8.14. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement

SECTION 8.15. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

SECTION 8.16. Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any controversy, claim or dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of Law, including California Civil Code Section 1654 and any successor or amended statute, or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

29

IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories hereunto duly authorized as of the date first above written.

AC HOLDCO INC.

By:	/s/ Reid E. Simpson
Name: Reid E. Simpson
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Stockholders’ Agreement]

AC ACQUISITION I, LLC

By:	Ripplewood Partners II, L.P., as its sole member

By:	Ripplewood Partners II G.P., L.P., as its general partner

By:	RP II GP, LLC, as its general partner

By:	/s/ Christopher Minnetian
Name: Christopher Minnetian
Title: Secretary

AC ACQUISITION II, LLC

By:	Ripplewood Partners II Parallel Fund, L.P., as its managing member

By:	Ripplewood Partners II G.P., L.P., as its general partner

By:	RP II GP, LLC, as its general partner

By:	/s/ Christopher Minnetian
Name: Christopher Minnetian
Title: Secretary

[Signature Page to Stockholders’ Agreement]

THORNE AC AFFILIATES, LLC

By:	OTAC LLC, as its managing member

By:	/s/ Oakleigh Thorne
Name: Oakleigh Thorne
Its: Manager

THORNE AC AFFILIATES II, LLC

By:	OTAC LLC, as its managing member

By:	/s/ Oakleigh Thorne
Name: Oakleigh Thorne
Its: Manager

OAKLEIGH L. THORNE TRUST UNDER AGREEMENT FBO OAKLEIGH B. THORNE (the “Thorne Trust”)

By:	The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/ Cathy Jennings
Name: Cathy Jennings

By:	Oakleigh B. Thorne, its co-trustee

By:	/s/ Oakleigh B. Thorne
Oakleigh B. Thorne

[Signature Page to Stockholders’ Agreement]

OAKLEIGH L. THORNE TRUST UNDER AGREEMENT FBO CHARLOTTE T. BORDEAUX (the “Bordeaux Trust”)

By:	The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/ Cathy Jennings
Name: Cathy Jennings

By:	Oakleigh B. Thorne, its co-trustee

By:	/s/ Oakleigh B. Thorne
Oakleigh B. Thorne

OAKLEIGH L. THORNE TRUST UNDER AGREEMENT DATED 12/15/76

By:	Potter Palmer, its co-trustee

By:	/s/ Potter Palmer
Potter Palmer

By:	Oakleigh Thorne, co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	Felicitas S. Thorne, its co-trustee

By:	/s/ Felicitas S. Thorne
Felicitas S. Thorne

[Signature Page to Stockholders’ Agreement]

TRUST UNDER WILL OF OAKLEIGH L. THORNE FBO OAKLEIGH B. THORNE

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/ Cathy Jennings
Name: Cathy Jennings

TRUST UNDER WILL OF OAKLEIGH L. THORNE FBO CHARLOTTE T. BORDEAUX

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	The Northern Trust Company, not individually but solely as co-trustee of the Thorne Trust

By:	/s/ Cathy Jennings
Name: Cathy Jennings

[Signature Page to Stockholders’ Agreement]

OAKLEIGH THORNE GST TRUST III

By:	Jack W. Blumenstein, its co-trustee

By:	/s/ Jack W. Blumenstein
Jack W. Blumenstein

By:	Eliza T. Blue, its co-trustee

By:	/s/ Eliza T. Blue
Eliza T. Blue

OAKLEIGH B. THORNE 2009 3-YEAR ANNUITY TRUST

By:	Oakleigh Thorne, its trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

HONORE T. WAMSLER 2008 TRUST FBO BETTINA WAMSLER

By:	Northern Trust Fiduciary Services (Guernsey), Limited, not individually but solely as Trustee

By:	/s/ Roderick Graham Keiller
Name: Roderick Graham Keiller

By:

By:
Name:

[Signature Page to Stockholders’ Agreement]

IRENE W. BANNING TRUST CREATED UNDER THE HONORE T. WAMSLER SEPTEMBER 11, 1984 TRUST

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	David W. Welles, its co-trustee

By:	/s/ David W. Welles
David W. Welles

By:	Karl Wamsler

By:
Karl Wamsler

CAROLINE A WAMSLER TRUST CREATED UNDER THE HONORE T. WAMSLER SEPTEMBER 11, 1984 TRUST

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	David W. Welles, its co-trustee

By:	/s/ David W. Welles
David W. Welles

By:	Karl Wamsler

By:
Karl Wamsler

[Signature Page to Stockholders’ Agreement]

PAULINE W. JOERGER TRUST CREATED UNDER THE HONORE T. WAMSLER SEPTEMBER 11, 1984 TRUST

By:	Oakleigh Thorne, its co-trustee

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

By:	David W. Welles, its co-trustee

By:	/s/ David W. Welles
David W. Welles

By:	Karl Wamsler

By:
Karl Wamsler

OAKLEIGH THORNE

By:	/s/ Oakleigh Thorne
Oakleigh Thorne

JONATHAN THORNE

By:	/s/ Jonathan Thorne
Jonathan Thorne

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Jonathan Thorne
Name: Jonathan Thorne
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Charles Blue
Name: Charles Blue
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Joan W. Moore
Name: Joan W. Moore
Title: Trustee Moore Family Trust

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Charles J. Moore
Name: Charles J. Moore
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Robert Mundheim
Name: Robert Mundheim
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Peter Mundheim
Name: Peter Mundheim
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Connor Mundheim
Name: Connor Mundheim, as custodian
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Chloe Mundheim, as custodian
Name: Chloe Mundheim
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Seth L. Pierrepont, Trustee
Name: Seth L. Pierrepont
Title: as Trustee for

Seth L Pierrepont Trust U/A DTD 05/27/1988

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Pierrepont Family Investment Partnership I, L.P.
Name:
Title:

By:	/s/ Seth L. Pierrepont, GP
Name: Seth L. Pierrepont.
Title: General Partner

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Mike Horgan
	Name:	Mike Horgan
	Title:	POA

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ David Lichtenstein
	Name:	David Lichtenstein
	Title:	POA

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Jonas C. T. Wang
	Name:	Jonas C. T. Wang
	Title:	POA

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Richard Chong
	Name:	Richard Chong
	Title:	POA

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Mitchell Tseng
	Name:	Mitchell Tseng
	Title:	POA

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Kilin To
	Name:	Kilin To
	Title:	POA

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Eric Lin
	Name:	Eric Lin
	Title:	POA

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ John Whitman
	Name:	John Whitman
	Title:	POA

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: NORTHWOOD VENTURES LLC

By:	/s/ Peter G. Schiff
	Name:	Peter G. Schiff
	Title:	President

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: NORTHWOOD CAPITAL PARTNERS LLC

By:	/s/ Peter G. Schiff
	Name:	Peter G. Schiff
	Title:	President

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: SYCAMORE VENTURE CAPITAL LP

By:	/s/ David Lichtenstein
	Name:	David Lichtenstein
	Title:	Vice President

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: SV AIR CORPORATION

By:	/s/ David Lichtenstein
	Name:	David Lichtenstein
	Title:	Vice President

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: HARBOUR LIGHTS HOLDING COMPANY, INC.

By:	/s/ John E. Smith
	Name:	John E. Smith
	Title:	CEO

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: SKL INVESTMENT GROUP, LLC

By:	/s/ S. L. Grissom
	Name:	S. L. Grissom
	Title:	Administrative Officer

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Jimmy Ray
	Name:	Jimmy Ray
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: AIR TO GROUND, LLC

By:	/s/ S. L. Grissom
	Name:	S. L. Grissom
	Title:	Managing Member

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: MCCOY REVOCABLE TRUST #92

By:	/s/ Joseph W. McCoy
	Name:	Joseph W. McCoy
	Title:	Trustee

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: MCCOY FAMILY LIMITED PARTNERSHIP

By:	/s/ Joseph W. McCoy
	Name:	Joseph W. McCoy
	Title:	General Partner

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: JOSEPH W. MCCOY III TRUST #2004

By:	/s/ Joseph W. McCoy III
	Name:	Joseph W. McCoy III
	Title:	Trustee

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: MEDALLION AIRCELL, LLC

By:	/s/ Nick J. Zieser
	Name:	Nick J. Zieser
	Title:	Manager

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Charles Townsend
	Name:	Charles Townsend
	Title:	PAC 3, LLC, President

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ David Gerser
	Name:	David Gerser
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: HARDWICK PARTNERS LP

By:	/s/ Mary Gorter Kray
	Name:	Mary Gorter Kray
	Title:	President Green Bay Management Company General Partner

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: CHRISTOPHER GORTER TRUST

By:	/s/ David Gorter
	Name:	David Gorter
	Title:	Trustee

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER: TAYLOR GORTER TRUST

By:	/s/ David Gorter
	Name:	David Gorter
	Title:	Trustee

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Mark M. Collins, Jr.
	Name:	Mark M. Collins, Jr.
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Richard T. Santulli
	Name:	Richard T. Santulli
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Janet Mollenhauer/Steven Mollenhauer
	Name:	Janet & Steven Mollenhauer
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ ?
	Name:	?
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Daphne M. Butler
	Name:	Daphne M. Butler
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Thomas F. Frist, III
	Name:	Thomas F. Frist, III
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ William R. Frist
	Name:	William R. Frist
Title:

[Signature Page to Stockholders’ Agreement]

STOCKHOLDER:

By:	/s/ Palmer N. Murray
	Name:	Palmer N. Murray
Title:

[Signature Page to Stockholders’ Agreement]

CLAIBORNE DEMING

/s/ Claiborne Deming

BURTON B. STANIAR

/s/ Burton B. Staniar

WIRT YERGER

/s/ Wirt Yerger

WILLIAM L. STRONG AND SHELBY C. STRONG, JOINTLY AS COMMUNITY PROPERTY

/s/ William L. Strong

/s/ Shelby C. Strong

[Signature Page to Stockholders’ Agreement]

SCHEDULE I

LIST OF INVESTORS WHO BECOME SIGNATORIES

HERETO SUBSEQUENT TO THE DATE HEREOF

Investor	Address	Date	Signature
Claiborne Deming	US MAIL: PO Box 1009 El Dorado, AZ 71731 COURIER: 200 N. Jefferson, Suite 610 El Dorado, AZ 71730	February 16, 2010	See above

Burton B. Staniar	907 Fifth Avenue – Apt. 7D New York, NY 10021	February 16, 2010	See above

William L. Strong and Shelby C. Strong, jointly as community property	US MAIL: PO Box 2247 Rancho Santa Fe, CA 92067 COURIER: 5939 La Cazadora Rancho Santa Fe, CA 92067	February 16, 2010	See above

SCHEDULE II

ADDRESSES OF STOCKHOLDERS

NAME	ADDRESS	FAX NUMBER
AC Acquisition I, LLC AC Acquisition II, LLC

c/o Ripplewood Holdings L.L.C.

One Rockefeller Plaza, 32nd Floor

New York, NY 10020

Attn: Christopher Minnetian

With a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attn: Stephen Besen and Robert Evans III

212-218-2769 646-848-8902 646-848-8830

Thorne

c/o Thorndale Farm LLC

270 E. Westminster, 2nd Floor

Lake Forest, IL 60045

Attn: Oakleigh Thorne

With a copy to

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attn: Jon A. Ballis, P.C.

312-862-2200

Air to Ground, LLC SKL Investment Group, LLC	SKL Investment Group, LLC 121 South 17th Street PO Box 1097 Mattoon, IL 61938 Attn: Steven Grissom	217-234-8586

Charles Blue	22 Smithfield Rd. Amenia, NY 12501	845-677-4723

Thomas F. Frist III, William R. Frist Daphne M. Butler	Frist Capital LLC 3100 West End Ave. – Suite 500 Nashville, TN 37203	615-269-7989

NAME	ADDRESS	FAX NUMBER
Harbour Lights Holding Company, Inc.	Harbour Lights Holding Company, Inc. 9010 Strada Stell Court Suite 205 Naples, FL 34109 Attn: John E. Smith	239-254-2401

Hardwick Parnters, L.P. David Gorter Taylor Gorter Trust Christopher Gorter Trust	855 Skokie Highway Suite D Lake Bluff, IL 60044	847-615-1272

Joseph W. McCoy III Turst No. 2004	2127 W. Fletcher Street Chicago, IL 60618	773-388-0599

David Lichtenstein Jonas C.T. Wang	c/o Sycamore Ventures 845 Alexander Road Princeton, NJ 08540 Attn: David Lichtenstein	609-759-8900

McCoy Family Limited Partnership McCoy Revocable Trust #92	10022 Rellswood Drive Belvidere, IL 61008	815-885-2062

Medallion Aircell, LLC	299 Milwaukee Street Suite 300 Denver, CO 80206 Attn: Nick Zieser	303-496-0435

Janet & Steven Mollenhauer	1 W. Sussex Circle Vernon Hill, IL 60061	847-615-9679

Charles J. Moore	328 Warwick Road Kenilworth, IL 60043	312-855-6610

Moore Family Trust	328 Warwick Road Kenilworth, IL 60043 Attn: Joan W. Moore	312-855-6610

Peter Mundheim Chloe Mundheim Conor Mundheim	165 East 72nd Street – Apt. 4E New York, NY 10021	203-862-3121

NAME	ADDRESS	FAX NUMBER
Robert Mundheim	131 East 69th Street – Apt. 9B New York, NY 10021	646-848-7738

Northwood Capital Partners LLC Northwood Ventures LLC	485 Underhill Blvd. Suite 205 Syosset, NY 11791	516-364-0879

PAC3, LLC	63 Alfred Drown Road Barrington, RI 02806 Attn: Charles Townsend	401-458-1998

Richard Santulli	PO Box 156 Hawworth, NJ 07641 With a copy to: Mr. Cale VanBuren The Ayco Company, LP PO Box 860 321 Broadway Saratoga Springs, NY 12866-0860	732-542-5054

Sycamore Venture Capital, L.P. SV AirCorporation Richard Chong Michael Horgan Eric Lin Kilin To Mitchell Tseng John Whitman	c/o Sycamore Ventures 845 Alexander Road Princeton, NJ 08540 Attn: Priscilla Dole	609-759-8900

David W. Welles	55 East 76th Street - #13 New York, NY 10021	212-744-3290

Claiborne Deming	US MAIL: PO Box 1009 El Dorado, AZ 71731 COURIER: 200 N. Jefferson, Suite 610 El Dorado, AZ 71730	870-881-8778

Burton B. Staniar	907 Fifth Avenue – Apt. 7D New York, NY 10021	212-861-1990

NAME	ADDRESS	FAX NUMBER
Wirt A. Yerger III	300 Concourse Blvd Suite 101 Ridgland, MS 39157	601-366-1922

William L. Strong and Shelby C. Strong, jointly as community property	US MAIL: PO Bos 2247 Rancho Santa Fe, CA 92067 COURIER: 5939 La Cazadora Rancho Santa Fe, CA 92067	858-756-0354